                              [RENAISSANCERE LOGO]

      RENAISSANCERE HOLDINGS NAMES NEILL A. CURRIE EXECUTIVE VICE PRESIDENT

     -- WILL OVERSEE FIRM-WIDE MARKETING AND CLIENT RELATIONS ACTIVITIES --

PEMBROKE, BERMUDA, JUNE 21, 2005 -- RenaissanceRe Holdings Ltd. (NYSE: RNR)
announced today that Neill A. Currie has rejoined the Company as an Executive
Vice President. Mr. Currie's chief responsibility will be to head
RenaissanceRe's firm-wide marketing and client relations activities. He will be based at the Company's headquarters in Pembroke, Bermuda, and his appointment will be effective July 5, 2005.

"We are very pleased to welcome Neill Currie back to RenaissanceRe," said James
N. Stanard, Chairman and CEO of RenaissanceRe Holdings Ltd. "Neill was a
co-founder of our Company in 1993, and he helped us define our winning culture and establish the foundation that has led to our success. In his new role as
Executive Vice President, he will focus on our relationships with our clients and the broker community, and develop initiatives to enhance our strong relationships with both groups," said Mr. Stanard.

Mr. Currie, 52, has most recently served as a director of Platinum Underwriters
Holdings, and has been an active supporter of numerous nonprofit initiatives in his home state of North Carolina. From 1993 through 1997, Mr. Currie served as a
Senior Vice President at RenaissanceRe. Prior to joining RenaissanceRe, Mr.
Currie was Chief Executive Officer of G.J. Sullivan Co.-Atlanta, a private domestic reinsurance broker. From 1982 through 1992, Mr. Currie served as Senior
Vice President at R/I and G.L. Hodson, predecessors to Willis Faber.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance.
Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by our subsidiary RenaissanceRe Ventures Ltd., and (2)
Individual Risk business, which includes primary insurance and quota share reinsurance.

                                      # # #

INVESTOR CONTACT:                                     MEDIA CONTACT:
RenaissanceRe Holdings Ltd.                           Kekst and Company
Todd R. Fonner                                        David Lilly or Dawn Dover
Vice President and Treasurer                          212-521-4800
441-239-4801